WINWIN GAMING, INC.
AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 21, 2006 and entered into by and between WinWin Gaming, Inc., a Delaware corporation (“Company”) and Solidus Networks, Inc., a Delaware corporation, ( “Solidus”) for lenders, and is made with reference to that certain Amended and Restated Secured Promissory Note (the “Note”), dated as of January 17, 2006, and that Security Agreement (the “Security Agreement”), dated as of September 30, 2005, by and between Company and Solidus. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement.

RECITALS

WHEREAS, Company has requested that Solidus consent to the incurrence of subordinated debt to Calico Capital Group, LLC and certain other holders of subordinated debt (“Calico”) in the principal amount of up to $2,000,000 (collectively, the “Calico Junior Loan”) pursuant to the Secured Convertible Promissory Note and related loan documents dated as of the date hereof as in effect on the date hereof (the “Calico Loan Documents”) and that Solidus is willing to do so on the terms and conditions set forth in this Amendment, including Calico and the other holders of subordinated debt entering into the Intercreditor and Subordination Agreement by and among Calico, Solidus, and the Company dated as of the date hereof (the “Intercreditor and Subordination Agreement”).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE NOTE AND SECURITY AGREEMENT

1.1	Amendment to Section 1 of Security Agreement: Definition

A.  Section 1 of the Security Agreement is hereby amended to add the following definition:

"Indebtedness" means (i) all indebtedness for borrowed money; (ii)  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iii) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; and (iv) all obligations referred to in clauses (i) through (iii) of this definition of another entity secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such entity, even though such entity has not assumed or become liable for the payment of such Indebtedness.

1.2	Amendment to Section 1 of Note: Principal Repayment

A.  Section 1 of the Note is hereby deleted in its entirety and in lieu thereof the following new Section 1 is inserted:

“1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable in full on June 13, 2006 (the “Maturity Date”).”

1.3	Amendment to Section 6 of Note: Events of Default

A.  Section 6 of the Note is hereby amended by adding thereto the following event as an Event of Default:

(f) Borrower shall fail to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement), when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness.

1.3	Amendment to “Permitted Lien” definition of Security Agreement

A. The “Permitted Lien” definition is amended by adding the following as a Permitted Lien:

(h) Liens in favor of Calico pursuant to the Calico Loan Documents, provided that such liens shall not extend or attach to any shares of Solidus capital stock held by Company.

Section 2.	COMPANY’S REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce Solidus to enter into this Amendment and to amend the Note in the manner provided herein, the Company represents and warrants to Solidus that the following statements are true, correct and complete:

A.  Corporate Power and Authority. Such party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amendment and Amended Agreement.

B.  Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of such party.

C.  No Conflict. The execution and delivery by such party of this Amendment and the performance by such party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such party or any of its Subsidiaries, the Organizational Documents of such party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such party or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Solidus on behalf of Lenders), or (iv) except to the extent already obtained in accordance with the terms hereof, require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such party or any of its Subsidiaries.

D.  Binding Obligation. This Amendment has been duly executed and delivered by such party and this Amendment and the Amended Agreement are the legally valid and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

E.  Incorporation of Representations and Warranties From Note. The representations and warranties of such party contained in the Amended Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

F.  Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 3.	MISCELLANEOUS

A.  Reference to and Effect on the Note, Security Agreement, and the Other Loan Documents.

(i)  On and after the Amendment Effective Date, each reference in the Note and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Note, and each reference in the other loan documents to the “Note”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Note and Security Agreement shall mean and be a reference to the Amended Agreement.

(ii)  Except as specifically amended by this Amendment, the Note and Security Agreement and the other loan documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Solidus under, the Note, Security Agreement or any of the other loan documents (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment).

B.  Fees and Expenses. Each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and other preparation of this Agreement.

C.  Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.  Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.  Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company and Solidus and receipt by Company and Solidus of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WINWIN GAMING, INC.

By:	/s/ Patrick Rogers

Name:	Patrick Rogers

Title:	President & CEO

LENDER:
SOLIDUS NETWORKS, INC.,

	By:	/s/ Brian Miller

	Name:	Brian Miller

	Title:	Executive Vice President